Exhibit 4.1

EXECUTION VERSION

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This Amendment No. 2 to Credit Agreement, dated as of September 21, 2012 (this “Amendment”), is entered into by and among Ply Gem Industries, Inc. (the “Specified U.S. Borrower”), Ply Gem Canada, Inc. (the “Canadian Borrower”), Ply Gem Holdings, Inc. (“Holdings”), the other Guarantors listed on the signature pages hereto, the Lenders signatory hereto, UBS AG, Stamford Branch, as U.S. Administrative Agent (in such capacity, the “U.S. Administrative Agent”), UBS AG Canada Branch, as Canadian Administrative Agent (in such capacity, the “Canadian Administrative Agent” and together with the U.S. Administrative Agent, the “Administrative Agents”).

RECITALS

A. The Specified U.S. Borrower, the Canadian Borrower, Holdings, the U.S. Administrative Agent, the Canadian Administrative Agent, UBS AG, Stamford Branch, as U.S. Collateral Agent and a U.S. L/C Issuer, Wells Fargo Capital Finance, LLC, as Co-Collateral Agent, UBS Loan Finance LLC, as U.S. Swing Line Lender, Wells Fargo Bank, National Association, as a U.S. L/C Issuer, UBS AG Canada Branch, as Canadian Collateral Agent, Canadian Swing Line Lender and a Canadian L/C Issuer, Credit Suisse AG, Cayman Islands Branch, as a U.S. L/C Issuer, Credit Suisse AG, Toronto Branch, as a Canadian L/C Issuer, and the Lenders are parties to that certain Credit Agreement, dated as of January 26, 2011 (as amended hereby, and as it may have been and be from time to time hereafter amended, restated or otherwise modified from time to time, the “Credit Agreement”).

B. The Borrowers have requested that the Administrative Agents and Lenders agree to certain amendments to the Credit Agreement, all as and to the extent set forth in this Amendment and subject to the terms and conditions set forth in this Amendment.

C. The Administrative Agents and Lenders are willing to so amend the Credit Agreement as and to the extent, and subject to the terms and conditions, set forth in this Amendment.

D. This Amendment shall constitute a Loan Document and these Recitals shall be construed as part of this Amendment.

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and of the Loans and other extensions of credit heretofore, now or hereafter made to, or for the benefit of, the Borrowers by the Lenders, the Borrowers, the other Loan Parties, the Administrative Agents and the Lenders hereby agree as follows:

1. Definitions.  Except to the extent otherwise specified herein, capitalized terms used in this Amendment shall have the same meanings ascribed to them in the Credit Agreement (as amended hereby).

2. Amendments. Subject to the terms and conditions hereof, the Credit Agreement is hereby amended as follows:

2.1. Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by inserting the following new defined term in the appropriate alphabetical order:

“Permitted Senior Unsecured Refinancing Indebtedness” means any refinancing of the 2014 Senior Subordinated Notes that complies with each of the conditions set forth in the definition of “Permitted Refinancing” other than clause (c) thereof.

2.2. Section 6.16 (Designation as Senior Debt) of the Credit Agreement is hereby amended by amending and restating it in its entirety as follows:

Designate all Obligations as “Designated Senior Debt” or the equivalent designation under, and as defined in, all Junior Financing Documentation (other than under documentation governing Permitted Senior Unsecured Refinancing Indebtedness).

2.3. Section 7.03 (Indebtedness) of the Credit Agreement is hereby amended by amending and restating subsection (a) thereof in its entirety as follows:

(a) in the case of the Specified U.S. Borrower and the U.S. Subsidiary Guarantors, (i) (x) the 2014 Senior Subordinated Notes and (y) any Permitted Senior Unsecured Refinancing Indebtedness and (ii) any Permitted Refinancings thereof (including any Indebtedness resulting from capitalization or accrual of interest, payment of interest in kind, or accretion of discount), so long as immediately before and immediately after giving effect to such Permitted Refinancing,

(A) Excess Availability shall be more than 25% of the lesser of the Total Borrowing Base and the Aggregate Commitments; and

(B) subject to the proviso below, the amount of interest payable in cash (and not in kind or otherwise capitalized or accrued) with respect to the 2014 Senior Subordinated Notes or Permitted Senior Unsecured Refinancing Indebtedness, as applicable, and such Permitted Refinancing Indebtedness in any twelve-month period shall not exceed, in the aggregate, taking into account all interest payable in cash with respect to the 2014 Senior Subordinated Notes or Permitted Senior Unsecured Refinancing Indebtedness (but excluding any defaulted interest pursuant to the 2014 Senior Subordinated Notes Indenture or documentation governing the Permitted Senior Unsecured Refinancing Indebtedness), as applicable, and any Permitted Refinancing Indebtedness (but excluding any defaulted interest at a rate not in excess of 2.0% per annum) permitted under this clause (ii), $32,400,000; provided that, if at any time (x) the Specified U.S. Borrower shall be in compliance with clause (A) above, calculated on an average basis for the thirty (30) days ended on the date of such payment and on a pro forma basis after giving effect to the making of such payment, (y) the Consolidated Fixed Charge Coverage Ratio as of the end of the most recently completed Measurement Period of Holdings for which financial statements have been delivered pursuant to Section 6.01, calculated on a pro forma basis after giving effect to the making of such payment,  shall be equal to or greater than 1.0:1.0, and (z) no Default shall have occurred and be continuing or would result therefrom, this clause (B) shall not limit the payment of interest in cash with respect to any Permitted Refinancing Indebtedness to the extent that such interest would otherwise be payable in kind or otherwise capitalized or accrued and added to the principal balance thereof;

2.4           Section 7.07 (Change in Nature of Business) of the Credit Agreement is hereby amended by amending and restating subsection (a) thereof in its entirety as follows:

(a) In respect of Holdings, engage in any business activities or have any assets or liabilities other than its ownership of the Equity Interests of the Specified U.S. Borrower and liabilities incidental thereto, including its liabilities as a Guarantor pursuant to the U.S. Guaranty, the Senior Secured Notes Documents and the 2014 Senior Subordinated Notes Indenture, any Permitted Senior Unsecured Refinancing Indebtedness and any other Permitted Indebtedness.

2.5           Section 7.14 (Prepayments, Etc. of Indebtedness) of the Credit Agreement is hereby amended by amending and restating it in its entirety as follows:

(b) (i) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any of the Senior Secured Notes, the 2014 Senior Subordinated Notes, Permitted Senior Unsecured Refinancing Indebtedness, Permitted Seller Notes and any Permitted Subordinated Indebtedness (collectively, “Junior Financing”) or make any payment in violation of any subordination terms of any Junior Financing Documentation, except so long as no Default shall have occurred and is continuing or would result therefrom (i) the prepayment, redemption, purchase or defeasance of any such Junior Financing with the net cash proceeds of, or the exchange of such Junior Financing into, any Permitted Senior Unsecured Refinancing Indebtedness, Permitted Refinancing, Permitted Subordinated Indebtedness, or Permitted Equity Issuance to the extent that such proceeds were received within 180 days prior to the date of such prepayment, redemption, purchase or defeasance and held in a segregated account pending application pursuant to this Section 7.14, (ii) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) and (iii) the prepayment, redemption, purchase or defeasance of any such Junior Financing, so long as immediately before and immediately after giving effect thereto (A) no Default shall have occurred and be continuing or would result therefrom, (B) Excess Availability shall be at least 25% of the lesser of the Total Borrowing Base and the Aggregate Commitments and (C) the Specified U.S. Borrower would be in pro forma compliance with the covenant set forth in Section 7.11 (whether or not such covenant is otherwise applicable at such time), provided that in each case such payment is also permitted under the Senior Secured Notes Indenture or (b) amend, modify or change in any manner materially adverse to the interests of the Administrative Agent or the Lenders any term or condition of any Junior Financing Documentation.

3. Representations and Warranties of the Loan Parties.  Each Loan Party hereby represents and warrants to the Administrative Agents and the Lenders, as of the date hereof, that:

3.1. The execution, delivery and performance by each Loan Party of this Amendment are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01 of the Credit Agreement), or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (b)(i), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

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3.2. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment, except for the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect.

3.3. This Amendment has been duly executed and delivered by each Loan Party.  This Amendment constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity.

3.4. No Default or Event of Default has occurred and is continuing under the Credit Agreement or any other Loan Document or will occur and be continuing as a result of the execution, delivery and performance of this Amendment or the consummation of any of the other actions contemplated hereby.

4. Conditions Precedent to Effectiveness.  The effectiveness of the amendments and other agreements set forth in this Amendment are subject in each instance to the satisfaction of each of the following conditions precedent, each in a manner reasonably satisfactory to the Administrative Agents:

4.1. Amendment.  This Amendment shall have been duly executed and delivered by each Loan Party, the Administrative Agents and Required Lenders.

4.2. Other.  The U.S. Administrative Agent shall have received such other documents, agreements or certificates which the U.S. Administrative Agent may reasonably request relating to this Amendment.

5. Reference to and Effect Upon the Credit Agreement and other Loan Documents.

5.1. Full Force and Effect.  Each Loan Party hereby consents to this Amendment and hereby confirms and agrees that (a) each Loan Document to which it is a party is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects, and (b) the Liens granted by such Loan Party on all Collateral of such Loan Party continue to secure the payment of all of the U.S. Obligations and/or Canadian Obligations (as applicable).

5.2. No Waiver.  The execution, delivery and effect of this Amendment shall be limited precisely as written and shall not, except as specifically provided herein be deemed to (a) be a consent to any waiver of any term or condition, or to any amendment or modification of any term or condition of the Credit Agreement or any other Loan Document or (b) prejudice any right, power or remedy which any Agent or any Lender now has or may have in the future under or in connection with the Credit Agreement or any other Loan Document.

5.3. Certain Terms.  Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or any other word or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in any other Loan Document to the Credit Agreement or any word or words of similar import shall be and mean a reference to the Credit Agreement as amended hereby.

6. Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier or “pdf” shall be as effective as delivery of a manually executed counterpart signature page to this Amendment.

7. Severability.  If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8. Successors.  The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

9. GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10. Costs and Expenses.  As provided in Section 10.04 of the Credit Agreement, the Borrowers shall pay the reasonable out-of-pocket expenses incurred by the Administrative Agents in connection with the preparation, execution and delivery of this Amendment.

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11. Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

PLY GEM INDUSTRIES, INC.

by
/s/ Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

PLY GEM CANADA, INC.

by
/s/ Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

PLY GEM HOLDINGS, INC.

by
/s/ Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

EACH OF THE SUBSIDIARIES LISTED
ON SCHEDULE I HERETO

by
/s/ Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

NEW ALENCO EXTRUSION, LTD.

By: Alenco Extrusion Management, L.L.C.,
Its General Partner,

by
/s/ Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

[AMENDMENT NO. 2 TO PLY GEM CREDIT AGREEMENT]

NEW ALENCO WINDOW, LTD.

By: Alenco Building Products Management,
L.L.C., its General Partner,

by
/s/ Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

NEW GLAZING INDUSTRIES, LTD.

By: Glazing Industries Management, L.L.C.,
Its General Partner,

by
/s/ Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

[AMENDMENT NO. 2 TO PLY GEM CREDIT AGREEMENT]

UBS AG, STAMFORD BRANCH, as U.S.
Administrative Agent

By: /s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director, Banking Products Services, US

By: /s/ David Urban
Name: David Urban
Title: Associate Director, Banking Products Services, US

UBS LOAN FINANCE LLC, as a U.S. Lender

By: /s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director, Banking Products Services, US

By: /s/ David Urban
Name: David Urban
Title: Associate Director, Banking Products Services, US

UBS AG CANADA BRANCH, as Canadian
Administrative Agent and a Canadian Lender

By: /s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Attorney-in-Fact

By: /s/ David Urban
Name: David Urban
Title: Attorney-in-Fact

[AMENDMENT NO. 2 TO PLY GEM CREDIT AGREEMENT]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a U.S. Lender

by
/s/ Dennis J. Rebman
Name: Dennis J. Rebman
Title: Vice President

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA,
as a Canadian Lender

by
/s/ Raymond Eghobamien
Name: Raymond Eghobamien
Title: Vice President

[AMENDMENT NO. 2 TO PLY GEM CREDIT AGREEMENT]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a U.S. Lender

by
/s/ Ari Bruger
Name: Ari Bruger
Title: Vice President

by
/s/ Patrick L. Freytag
Name: Patrick L. Freytag
Title: Associate

CREDIT SUISSE AG, TORONTO BRANCH,
as a Canadian Lender

by
/s/ Alain Daoust
Name: Alain Daoust
Title: Director

by
/s/ Chris Gage
Name: Chris Gage
Title: Vice President, Product Control

[AMENDMENT NO. 2 TO PLY GEM CREDIT AGREEMENT]

JPMORGAN CHASE BANK, N.A.,
as a U.S. Lender and a Canadian Lender

by
/s/ Peter S. Fredun
Name: Peter S. Fredun
Title: Executive Director

[AMENDMENT NO. 2 TO PLY GEM CREDIT AGREEMENT]

ROYAL BANK OF CANADA,
as a U.S. Lender and a Canadian Lender

by
/s/ Stuart Cemiltar
Name: Stuart Cemiltar
Title: Attorney-in-Fact

by
/s/ Guilldume Lessard
Name: Guilldume Lessard
Title: Attorney-in-Fact

[AMENDMENT NO. 2 TO PLY GEM CREDIT AGREEMENT]

GOLDMAN SACHS BANK USA,
as a U.S. Lender

by
/s/ Ashwin Ramakrishna
Name: Ashwin Ramakrishna
Title: Authorized Signatory

[AMENDMENT NO. 2 TO PLY GEM CREDIT AGREEMENT]

Schedule I

Alenco Building Products Management, L.L.C.
Alenco Extrusion GA, L.L.C.
Alenco Extrusion Management, L.L.C.
Alenco Holding Corporation
Alenco Interests, L.L.C.
Alenco Trans, Inc.
Alenco Window GA, L.L.C.
Aluminum Scrap Recycle, L.L.C.
AWC Arizona, Inc.
AWC Holding Company
Glazing Industries Management, L.L.C.
Great Lakes Window, Inc.
Kroy Building Products, Inc.
Mastic Home Exteriors, Inc.
MW Manufacturers Inc.
MWM Holdings, Inc.
Napco, Inc.
Ply Gem Pacific Windows Corporation
Variform, Inc.
Foundation Labs by Ply Gem, LLC